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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NEON SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 28, 2004

        Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of NEON Systems, Inc., to be held on September 20, 2004 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We hope you will be able to attend the annual meeting on September 20, 2004 to listen to information regarding actions to be taken, and to ask any questions you may have.

        Your vote is very important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the annual meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your on-going support and continued interest in NEON Systems, Inc.

                      Very truly yours,

                      Mark J. Cresswell
                       President and Chief Executive Officer

NEON SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2004

  TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of NEON Systems, Inc., a Delaware corporation, will be held on September 20, 2004 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, for the following purposes:

  1.
  To elect five directors to the Board of Directors;

  2.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2005; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 21, 2004 are entitled to receive notice of, to attend, and to vote at the meeting and any reconvened meeting following an adjournment of the meeting. All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting and entitled to vote may vote in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS
Brian D. Helman Chief Financial Officer and Secretary
Sugar Land, Texas

        IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE; OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

This proxy statement and proxy card are being distributed to the stockholders on or about July 28, 2004.

NEON SYSTEMS, INC.

        Q:    Why am I receiving this proxy statement?

        A:    The Board of Directors of NEON Systems, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of record of NEON, as of July 21, 2004, in connection with the solicitation of proxies to be voted at NEON's annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at NEON's principal executive offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, on September 20, 2004 at 10:00 a.m., Sugar Land, Texas time.

        Q:    Who is soliciting my vote?

        A:    This proxy statement is furnished in connection with the solicitation of your vote by the Board of Directors of NEON. NEON will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of NEON, none of whom will receive additional compensation. NEON will also supply brokers, nominees or other custodians with the number of proxy forms, proxy statements and annual reports they may require for forwarding to beneficial owners and NEON will reimburse these persons for their expenses.

        Q:    When was this proxy statement mailed to stockholders?

        A:    This proxy statement was first mailed to stockholders on or about July 28, 2004.

        Q:    What may I vote on?

        A:

    •
    The proposal to elect five directors to serve on the Board of Directors;

    •
    The proposal to ratify the selection and engagement of KPMG LLP as NEON's independent registered public accounting firm for the fiscal year ending March 31, 2005; and

    •
    At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

        Q:    How does the Board recommend I vote on the proposals?

        A:

    •
    The Board recommends a vote FOR each of the nominees to serve on the Board of Directors; and

    •
    The Board recommends a vote FOR the ratification of the selection and engagement of KPMG LLP as our independent registered public accounting firm.

        Q:    Who is entitled to vote?

        A:    Stockholders of record at the close of business on July 21, 2004 (the record date) may vote at this meeting.

        Q:    How do I vote?

        A:    Stockholders entitled to vote may vote by any one of the following methods:

    •
    By mail by completing, dating, and signing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope;

    •
    By telephone by calling the toll-free telephone number and following the instructions for voting by telephone set forth on your proxy card;

    •
    By the Internet by following the instructions for Internet voting set forth on your proxy card; or

    •
    In person, at the meeting.

          If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

        Q:    How can I revoke or change my vote?

        A:    If you have already voted and wish to change or revoke your proxy, you may do so at any time prior to the meeting by any one of the following methods:

    •
    Notifying in writing Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478;

    •
    Voting in person at the meeting;

    •
    Returning a later-dated proxy card that is received prior to the meeting; or

    •
    Subsequently voting by telephone or by following the Internet instructions found on your proxy card.

        Q:    Who will count the votes?

        A:    A representative of our transfer agent, ChaseMellon Shareholder Services, will count the votes and act as inspector of the election.

        Q:    Is my vote confidential?

        A:    Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to ChaseMellon and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

    •
    as needed to permit ChaseMellon to tabulate and certify the vote; or
    •
    as required by law.

          Your identity will be kept confidential unless you ask that your name be disclosed.

        Q:    How many votes do I have?

        A:    As of the close of business on the record date of July 21, 2004, there were 8,917,227 shares of common stock issued and outstanding. Every stockholder is entitled to one (1) vote for each share of common stock held.

        Q:    What is a "Quorum" and what vote is required to pass proposals?

        A:    A "quorum" is a majority of the outstanding shares. The person with the right to vote the shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. A plurality of the votes cast at the meeting is required to elect directors. Cumulative voting is not permitted in the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters subject to approval.

        Q:    Who can attend the annual meeting and how do I get on the guest list?

        A:    All stockholders as of the close of business on the record date of July 21, 2004 can attend. If your shares are held by a broker and you would like to attend, please write to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land,

Texas, 77478. Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

        Q:    How will voting on any other business be conducted?

        A:    We do not know of any business to be considered at this annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to Mark J. Cresswell or Brian D. Helman to vote on such matters.

        Q:    When are the stockholder proposals for the next annual meeting due?

        A:    Stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the next annual meeting, which will be held in the final half of calendar year 2005, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, if such proposals are submitted in writing to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478 and received before the close of business on July 1, 2005. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in NEON's bylaws, if such notices are received by the secretary of NEON not less than 60 nor more than 90 days prior to the scheduled date of the annual meeting in the manner provided in the bylaws or, if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, stockholders may give timely notice of a proposal no later than 10 days after the day such notice or public disclosure was made, whichever was earlier.

        Q:    Where are your principal executive offices?

        A:    Our principal executive offices are located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, telephone number (281) 491-4200. Our website address is www.neonsys.com.

PROPOSAL I

ELECTION OF DIRECTORS

        From April 1, 2003 to August 11, 2003, the Board of Directors was comprised of eight directors divided into three classes serving three-year terms. On August 11, 2003, the Board of Directors unanimously passed a resolution to implement the recommendations of the NASDAQ Stock Market and the New York Stock Exchange that public company boards of directors should be comprised of a majority of independent directors. To effect such a change in the composition of the NEON Board of Directors, the Board passed resolutions to amend and restate the certificate of incorporation to eliminate classes of directors, which resolutions were approved by the stockholders of NEON at the annual meeting held September 22, 2003. On August 11, 2003, the Board also appointed Mark Cresswell, NEON's President and Chief Executive Officer, to join the Board. In connection with the reduction of the Board, all directors affiliated with NEON's largest stockholder, John J. Moores, Charles E. Noell III, Peter Schaefer and Norris van den Berg, declined to be nominees for director at the annual meeting in September 2003. Since such annual meeting, NEON's Board has been comprised of five directors, consisting of four independent board members and NEON's President and Chief Executive Officer, Mr. Cresswell. Each of the five directors identified below as nominees for director were re-elected at the annual meeting held September 22, 2003 to serve as directors until the next annual meeting of stockholders. This same group of directors has been nominated to serve as directors and to stand for election at the annual meeting to be held on September 20, 2004 to serve until the next annual meeting of stockholders called for the purpose of electing directors:

NOMINEES FOR DIRECTOR

        George H. Ellis, age 55, has served as a director of NEON since January 2000. Mr. Ellis is currently NEON's presiding director and has served in such capacity since July 25, 2003. Mr. Ellis also served as the Chairman of NEON's Audit Committee from January 2000 to July 25, 2003. Mr. Ellis has been Chairman and Chief Executive Officer of SoftBrands, Inc., a global supplier of enterprise-wide software, since December 2001. From October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Bankruptcy Code in August 2002, Mr. Ellis was Chairman and Chief Executive Officer of AremisSoft Corporation, a software company and a predecessor to SoftBrands. Mr. Ellis, who served on the Board of Directors of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization. Mr. Ellis also served as Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas from February 2000 until October 2001. Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc. from 1985 through June 1996, and held a similar position with Sterling Commerce, Inc. from February 1996 through June 1996. From 1996 through 1999, Mr. Ellis was a full time law student and a business consultant providing consulting services to various technology-related companies. During this time he was also a Founder and Managing Director of Chaparral Ventures, Ltd., a Dallas-based venture capital firm focused on electronic commerce investment. Mr. Ellis currently is a member of the Board of Advisors to the law school at Southern Methodist University and the Advisory Board of the Entrepreneurs Foundation of North Texas. Mr. Ellis is a Certified Public Accountant and an attorney in the State of Texas. Mr. Ellis holds a B.S. in Accounting from Texas Tech University and a J.D. from Southern Methodist University.

        Richard Holcomb, age 42, has served as a director of NEON since May 1993 and as Chairman of the Special Committee since its inception. In March 2003, Mr. Holcomb co-founded StrikeIron, a web services technology company, and since that time has served as its chief executive officer and chairman. Prior to founding StrikeIron, Mr. Holcomb served as the interim CEO of GadgetSpace and oversaw its acquisition by Infonic in 2001. In 1995 Mr. Holcomb co-founded HAHT Commerce, an e-commerce application provider, and served as its Chief Executive Officer and Chairman from 1995 until 2001. Prior to 1995, Mr. Holcomb co-founded Q+E Software, a privately held supplier of client/server database access technology, in 1986 and from 1986 through 1994 served as its Chief Executive Officer, President and Chairman. Q+E Software was acquired by Intersolv in 1994. Mr. Holcomb serves on several public advisory boards, including the North Carolina State University Graduate School Board of Advisors, the North Carolina Electronics and Information Technology Association (NCEITA), the Council for Entrepreneurial Development (CED) and is a former appointed member of the North Carolina Information Resources Management Commission. Mr. Holcomb is also a director of three privately-held software companies. Mr. Holcomb holds a B.S. degree in Computer Science from the University of South Carolina and an M.S. in Computer Science from North Carolina State University.

        David F. Cary, age 49, was appointed to the Board of Directors of NEON as a director and as a member of the Audit Committee on December 5, 2002. On July 25, 2003, Mr. Cary was appointed the Chairman of the Audit Committee of NEON. Mr. Cary currently serves as the Chief Executive Officer and a member of the board of Sun Hill Software, Inc., an enterprise software company. Mr. Cary joined a predecessor of the company in March 2003. Prior to joining Sun Hill, Mr. Cary served in various consulting and advisory positions in the software business from May 1999. Mr. Cary was the Chief Financial Officer and General Counsel of i2 Technologies, Inc. from June 1992 to May 1999 and has served on the board of Factory Logic, Inc. since July 2000. Mr. Cary is a Certified Public Accountant and holds a B.S. in Accounting from San Francisco State University and an M.B.A. from Southern Methodist University.

        Loretta Cross, age 47, was appointed to the Board of Directors of NEON as a director and as a member of the Audit Committee on December 5, 2002. On July 25, 2003, Ms. Cross was appointed to the NEON Compensation Committee and named its Chairman. Since May 2004, Ms. Cross has served as Managing Director for Alvarez & Marsel, a private turnaround advisory consulting firm. Prior to May 2004, Ms. Cross was the Senior Managing Director for FTI Consulting, Inc., a private financial consulting firm, from its acquisition of the U.S. Business Recovery Services Division of PricewaterhouseCoopers in September 2002. From 1991 to August 30, 2002, Ms. Cross served as a Partner with PricewaterhouseCoopers, LLP. Before joining PricewaterhouseCoopers LLP, Ms. Cross was with Ernst & Young LLP and Touche Ross & Co. LLP. Since January 1, 2002, Ms. Cross has served as a director of the Texas Gulf Coast Lupis Foundation and Turnaround Management Association, both non-profit organizations. Ms. Cross is a Certified Public Accountant and holds a B.B.A. in accounting from University of Texas at Austin.

        Mark J. Cresswell, age 39, NEON's President and Chief Operating Officer since March 2003 and its Chief Executive Officer since June 15, 2004, was appointed as a director of NEON on August 11, 2003. Mr. Cresswell re-joined NEON Systems in October 2001 as Vice President and General Manager of the Shadow group. Mr. Cresswell joined NEON from Framesoft, an investment banking software company based in Switzerland. Prior to Framesoft, Mr. Cresswell originally joined NEON Systems in 1995 serving as Managing Director of the United Kingdom (UK) and Benelux operations. As one of NEON Systems' first international employees, Mr. Cresswell was in charge of managing the UK operations for NEON for 5 years. Prior to joining NEON, Mr. Cresswell has held various senior positions with several high-tech organizations. Mr. Cresswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

RECOMMENDATION

        At the annual meeting of stockholders to be held on September 20, 2004, these five nominees for director will be elected for a term expiring at the annual meeting to be held in 2005 or until their successors are elected and qualified.    Shares represented by returned and executed proxies will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named above. If any director is unable to stand for re-election, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

STATEMENT OF CORPORATE GOVERNANCE

        Our Board of Directors held a total of 8 meetings in fiscal 2003. All directors attended at least seventy-five percent (75%) of all of the meetings held by the Board of Directors and meetings held by committees of the Board of Directors on which that director served.

        Our Board of Directors considers all major decisions. The Board has established three standing committees, an Audit Committee, a Compensation Committee and a Special Committee, so that certain areas can be addressed in more depth than may be possible at a full Board of Directors meeting. Due to the relatively small size of the Board and the Company, the Board has not established a nominating committee.

        Audit Committee.    The Audit Committee selects and hires our independent registered public accounting firm, reviews the results and scope of the audit and other accounting related services and reviews and evaluates our internal control functions. Members of the Audit Committee in the fiscal year ended March 31, 2004 included George H. Ellis, David F. Cary, and Loretta Cross. On July 25, 2003, David F. Cary was appointed to be the Chairman of the Audit Committee for the fiscal year ended March 31, 2004 and he has since been re-appointed the Audit Committee Chairman for the fiscal year ending March 31, 2005. Mr. Cary has also been named NEON's financial expert by his fellow Audit Committee members.

        The Audit Committee met and/or took action 5 times during fiscal 2004. The Audit Committee's report is included below in "Audit Committee Report."

        Compensation Committee.    The Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our 1993 Stock Option Plan, the Stock Option Plan for Non-Employee Directors, the 1999 Long-Term Incentive Plan, the 2002 Stock Plan and the 2002 Director Stock Option Plan. Members of the Compensation Committee during the early part of fiscal 2004 included John J. Moores, Charles E. Noell, III, Norris van den Berg and Richard Holcomb. On July 25, 2003, Mr. Moore, Mr. Noell and Mr. van den Berg resigned from the Compensation Committee and the Board of Directors appointed Loretta Cross to join Mr. Holcomb on the Compensation Committee and appointed Ms. Cross as its Chairman for the remainder of the fiscal year ended March 31, 2004. Ms. Cross has subsequently been re-appointed as the Chairman of the Compensation Committee for the fiscal year ending March 31, 2005. The Compensation Committee met and/or took action 5 times during fiscal 2004.

        Special Committee.    On July 17, 2001, NEON entered into a letter of intent to acquire Scalable Software, Inc. At that time, several members of NEON's Board of Directors had a financial interest in Scalable Software. Therefore, on July 17, 2001, the Board of Directors formed a special committee composed solely of directors who had no interest in Scalable Software to review the terms of the acquisition. Since such time, the scope of the Special Committee has been expanded to include review and approval of any related party transactions or other conflicts of interest involving directors or executive officers of NEON. The members of the Special Committee are George Ellis, Richard Holcomb, David Cary, and Loretta Cross. Mr. Cary and Ms. Cross were added to the Special Committee upon their appointment as directors of NEON in December 2002. The Special Committee met and/or took action 2 times during fiscal 2004. Mr. Holcomb has served as the Chairman of the Special Committee since its inception.

AUDIT COMMITTEE REPORT

        Composition.    The Audit Committee of the Board of Directors in the fiscal year ended March 31, 2004 was composed of three directors, all of whom were independent directors and financial experts as defined by Nasdaq rules, and operated under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the proxy statement for our 2002 annual meeting held in February 2003. The members of the Audit Committee for the fiscal year ended March 31, 2004 were George H. Ellis, David F. Cary, and Loretta Cross with Mr. Ellis serving as its Chairman until July 25, 2003, when David F. Cary was appointed Chairman of the Audit Committee for the remainder of the fiscal year ended March 31, 2004. Mr. Cary was re-appointed to serve as the Chairman of the Audit Committee for the fiscal year ending March 31, 2005.

        Responsibilities.    The responsibilities of the Audit Committee include selecting and hiring an accounting firm to be engaged as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of NEON's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibilities include the oversight of NEON's financial reporting process, system of internal controls and corporate compliance process.

        Review with Management and Independent Accountants.    In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm, including discussions regarding the audited consolidated financial statements. Management has represented to the Audit Committee that NEON's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also conducted quarterly executive sessions with the independent registered public accounting firm to discuss such financials statements and the performance of NEON's management outside the presence of such management. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        NEON's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent registered public accounting firm, KPMG LLP, the firm's independence.

        Summary.    Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NEON's Annual Report on Form 10-K for the year ended March 31, 2004, as filed with the Securities and Exchange Commission on June 29, 2004.

                      Submitted by the Audit Committee,

                      David F. Cary, Chairman
                      George H. Ellis
                      Loretta Cross

EXECUTIVE OFFICERS

        Our executive officers, their ages as of July 28, 2004, and certain additional information about them are as follows:

Name	Age	Position
Mark J. Cresswell	39	President and Chief Executive Officer
Brian D. Helman	34	Chief Financial Officer and Secretary
Jonathan Reed	48	Vice President of Business Development and Channel Sales
Chris Garner	49	Vice President of Research & Development
Shelby R. Fike	45	Vice President and General Counsel
Jerry Paladino	49	Vice President of North America Sales

        Mark J. Cresswell, age 39, NEON's President and Chief Operating Officer since March 2003 and its Chief Executive Officer since June 15, 2004, re-joined NEON Systems in October 2001 as Vice President and General Manager of the Shadow group. Mr. Cresswell joined NEON from Framesoft, an investment banking software company based in Switzerland. Prior to Framesoft, Mr. Cresswell originally joined NEON Systems in 1995 serving as Managing Director of the United Kingdom (UK) and Benelux operations. As one of NEON Systems' first international employees, Mr. Cresswell was in charge of managing the UK operations for NEON for 5 years. Prior to joining NEON, Mr. Cresswell has held various senior positions with several high-tech organizations. Mr. Cresswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

        Brian D. Helman, age 34, joined NEON in May 2002 as Vice President of Finance and became NEON's Chief Financial Officer in June of 2002. Prior to joining NEON Systems, Mr. Helman served as Vice President of Finance and Business Planning for NetSpeak Corporation, a publicly held global provider of telecommunications software. Prior to joining Netspeak Corporation in 1996, Mr. Helman worked in the audit practice of Deloitte & Touche, LLP. Mr. Helman is a certified public accountant and holds a Bachelor of Science degree in finance from the University of Florida.

        Jonathan Reed, age 48, has served as NEON's Vice President of Business Development and Channel Sales since March 2003. Prior to that date, Mr. Reed has served in various management positions with NEON since July 1996. Prior to joining NEON, Mr. Reed held positions with Sybase, Inc., a distributed computing company and BMC Software. Mr. Reed holds a B.S. in Biology from the University of Houston and an M.S. in Management and Computer Science from Houston Baptist University.

        Chris Garner, age 49, NEON's Vice President of Research and Development since February 2003, joined NEON in 2002 as a Director of Development. Prior to NEON, Mr. Garner served as the Vice President of Research and Development at Altra Energy Technologies/Caminus Corporation, an energy trading and management software company based in Houston and New York. Prior to Altra, Mr. Garner was with BMC Software as the Director of Development in the Patrol division. Mr. Garner has held various senior positions with several high-tech organizations in both R&D and Product Management roles.

        Shelby R. Fike, age 45, has served as NEON's Vice President and General Counsel since September 30, 2002 and has served NEON as a corporate counsel since May 2001. Prior to joining NEON, Mr. Fike served as corporate counsel and director of legal services for NetIQ Corporation from May 2000 to May 2001. Mr. Fike has also held corporate counsel positions with Mission Critical Software, a publicly held software company, from August 1998 to its acquisition by NetIQ Corporation in May 2000, Learmonth & Burchett Management Systems, and BSG Consulting. Prior to joining BSG Consulting, Mr. Fike was an associate with Porter & Clements, P.C., and with Keck, Mahin & Cate,

LLC. Mr. Fike holds a Bachelor of Arts degree in Education from Texas Lutheran College and a J.D. degree from Baylor University School of Law.

        Jerry Paladino, age 49, joined NEON Systems as Vice President of North America Sales in August 2003. Prior to joining NEON, he was managing partner and a founding member of Product Operations, a management consulting organization focused on sales methodology and team development. From 1993 until 2001, Mr. Paladino held management positions, including Vice President of Sales for the DataDirect Division and Vice President of Inside Sales and Channels, at MERANT (formerly INTERSOLV), a supplier of enterprise development software and connectivity middleware. Prior to joining MERANT, he held management positions in Customer Support, Systems Engineering, and Marketing at LEGENT Corporation. Mr. Paladino holds a Master of Science in Engineering from the University of Arkansas.

  Additional Officers

On June 15, 2004, Andy Gutteridge, NEON's Country Manager for NEON's subsidiary in the United Kingdom, was promoted to Vice President of EMEA Operations and joined the executive management team. Mr. Gutteridge has served in various capacities with NEON Systems UK Limited since February of 2002.

In addition, on July 14, 2004, NEON closed its acquisition of InnerAccess Technologies, Inc. and added Jean-Daniel Bégin to the executive management team as NEON's Vice President of Product Management. Since 1986, Mr. Begin has been the President and Chief Executive Officer of InnerAccess Technologies.

EXECUTIVE COMPENSATION AND OTHER MATTERS

  Executive Compensation

        The following table sets forth for the fiscal years indicated the compensation earned by Mark Cresswell, our President and Chief Executive Officer, and each of our four most highly compensated executive officers who were serving as officers at the end of the fiscal year ended March 31, 2004 (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position(a)	Year	Salary ($)	Bonus	Other Annual Compensation($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Mark J. Cresswell(2) President and Chief Operating Officer	2004 2003 2002	300,000 300,000 139,201	— — —	— — —	— — —	170,000 200,000 —	— — —	— — —
Brian D. Helman(3) Chief Financial Officer	2004 2003 2002	180,000 150,000 —	40,000 — —	— 49,424 —	— — —	94,000 100,000 —	— — —	— — —
Jonathan Reed Vice President of Business Development and Channel Sales	2004 2003 2002	160,000 186,000 145,875	— — 62,573	38,941 — —	— — —	2,784 20,300 —	— — —	— — —
Chris Garner Vice President of Research and Development	2004 2003 2002	160,000 96,141 —	10,492 9,260 —	— — —	— — —	13,300 66,000 —	— — —	— — —
Shelby R. Fike(4) Vice President and General Counsel	2004 2003 2002	160,000 147,187 109,971	20,000 6,250 21,204	— — —	— — —	6,361 17,300 20,000	— — —	— — —

(1)
The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2)
Mr. Cresswell rejoined NEON in October 2001 at an annual salary of $300,000. In addition, pursuant to the terms of his offer letter with NEON and as a condition to his acceptance of employment, NEON acquired Mr. Cresswell's interest in the assets of Lakeview Advisors Corporation (BVI) Limited, a company formed in the British Virgin Islands, of which Mr. Cresswell is a principal. Under such agreement, Mr. Cresswell was to receive an aggregate amount of $400,000 paid in equal quarterly payments of $25,000 over a four-year period from October 2001 to September 30, 2005 as a result of this transaction. Such payments were made to Lakeview Advisors Corporation (BVI) Limited pursuant to the terms of a promissory note dated March 29, 2002. On June 1, 2003, Mr. Cresswell and NEON terminated the promissory note due to the failure of certain post-acquisition conditions and Mr. Cresswell waived all future rights to any payments under the promissory note. In total, NEON paid Lakeview Advisors Corporation (BV1) Limited approximately $157,500 of the aggregate amount of $400,000. In October 2003, the Compensation Committee of the Board of Directors conducted a compensation review and based on the recommendations of the independent firm conducting such compensation review set Mr. Cresswell's compensation for the fiscal year ended March 31, 2004 at an annual salary of $300,000 with an annual bonus of $150,000 per year conditioned on Mr. Cresswell's achievement of the individual and company goals set by the Board.

(3)
Mr. Helman joined NEON in May 2002. In connection with Mr. Helman's relocation to Houston, NEON reimbursed $49,424 in relocation expenses incurred by Mr. Helman.

(4)
Does not reflect an advance against Mr. Fike's annual bonus of $25,000 received in July of 2001 which is subject to the offset of future bonuses awarded, which advance occurred prior to Mr. Fike becoming an executive officer. The current balance on such advance as of July 28, 2004 is $17,412.98.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth each grant of stock options made during the fiscal year ended March 31, 2004 to the Named Executive Officers:

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
			Exercise or Base Price ($/Sh)(2)
Name				Expiration Date(3)
					5%($)	10%($)
Mark J. Cresswell(3)	170,000	32.3%	$4.36	10/20/13	466,137	1,181,282
Brian D. Helman(3)	94,000	17.8%	$4.36	10/20/13	257,746	653,179
Jonathan Reed(3)	2,784	0.5%	$4.36	10/20/13	7,634	19,345
Shelby R. Fike(3)	6,361	1.2%	$4.36	10/20/13	17,442	44,201
Chris Garner(3)	13,300	2.5%	$4.36	10/20/13	36,468	92,418

(1)
Based on a total of 526,645 options granted during the fiscal year ended March 31, 2004. During the fiscal year ended March 31, 2004, 718,295 outstanding options were forfeited.
(2)
The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1999 Stock Plan and the 2002 Stock Plan.
(3)
Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter. Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.
(4)
In accordance with the rules of the Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table sets forth, for each of the Named Executive Officers, information concerning the number of shares received during fiscal 2004 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on March 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year- End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable		Unexercisable
Mark J. Cresswell(2)	—	—	112,499	257,501	—		—
Brian D. Helman(2)	—	—	43,750	150,250	—
Jonathan Reed(2)	—	—	88,680	21,759	$45,941	(3)	$13,550	(3)
Chris Garner(2)	—	—	24,750	54,550	$4,208	(3)	$7,013	(3)
Shelby R. Fike(2)	—	—	18,075	25,586	$3,849	(3)	$11,548	(3)

(1)
Based on the difference between the option exercise price and the closing sale price of $3.44 of our common stock as reported on the Nasdaq National Market on March 31, 2004, the last trading day of our 2004 fiscal year, multiplied by the number of shares underlying the options, no current options issued to executive officers are "in-the-money" options except as noted.

(2)
Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter. Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(3)
Reflects value of 106,951 "in-the-money" options as of March 31, 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

        All of NEON's Stock Plans provide that in the event of a merger of NEON with or into another corporation, or a change in control of NEON, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, NEON optionees will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the NEON Plan Administrator must notify the Optionee in writing or electronically that the option or stock purchase right will be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period if unexercised.

        In connection with their initial employment offers, NEON entered into change of control severance arrangements with Brian D. Helman and Shelby R. Fike. NEON agreed with Mr. Helman that if Mr. Helman is terminated for any reason other than voluntary resignation or for good cause, upon signing a release/waiver of liability Mr. Helman will receive twelve months of severance pay in a lump sum payment. Additionally, if NEON is acquired and within twelve months of the acquisition Mr. Helman is terminated for any reason other than cause or he is not offered a position of equal or superior responsibility resulting in Mr. Helman's resignation, then all of Mr. Helman's options will vest and become immediately exercisable.

        NEON agreed with Mr. Fike that in the event that his employment with NEON is terminated for any reason other than for cause, he will receive six months of severance pay in a lump sum payment and will continue to receive health and insurance benefits for a six-month period. In addition, if NEON is acquired or a change in control occurs, all of Mr. Fike's options will vest and become immediately exercisable.

In October 2003, the Board of Directors engaged KPMG to do a review of the compensation of the executive officers and to prepare a compensation study to be delivered to the Compensation Committee. Based on the recommendations derived from the compensation study, the Compensation Committee recommended that the Board of Directors establish a new compensation plan for the executive officers and negotiate standardized employment agreements with such officers which contain non-compete protection for NEON. In January 2004, each of the then-current executive officers of NEON entered into an Executive Employment Agreement with NEON in substantially the form attached hereto as Exhibit A. Such Executive Employment Agreement provides the following:

  •
  Severance on termination without cause of six months' total compensation;

  •
  Acceleration of the vesting on unvested options in the event of a change in control of NEON

A schedule of the differences between the compensation packages and general terms embodied in each executive officer's employment agreement is attached hereto as a Attachment A to the form of Executive Employment Agreement attached hereto as Exhibit A.

COMPENSATION OF DIRECTORS

        Prior to September 22, 2003, each of our non-employee directors was monetarily compensated for serving as a member of our Board of Directors. Each of the non-employee directors received a fee of $1,000 for each of the board meetings and committee meetings that they attended. On August 11, 2003, directors not seeking re-election at the September 22nd annual meeting approved a change in director compensation, to be effective as of the adjournment of the annual meeting to be held September 22, 2003. Pursuant to such change, beginning September 23, 2003, all non-employee directors receive an annual fee of $20,000, paid on a quarterly basis. The fee for attending Board of Directors meetings remains $1,000 per meeting. The fee for attending committee meetings was reduced from $1,000 per meeting to $500 per meeting. The presiding director also receives an additional $10,000 fee, paid quarterly, and the Chairman of each Committee receives an additional $5,000 fee, paid quarterly. In fiscal year 2004, the Board of Directors met 8 times, the Audit Committee met 5 times, the Compensation Committee met 5 times, and the Special Committee met 2 times. In addition, in the fiscal year ending March 31, 2005, directors may now participate in NEON's health insurance benefit plans which are available to all employees, officers and directors of NEON.

        In 1999 we adopted the Stock Option Plan for Non-Employee Directors for compensation of our non-employee directors and reserved 100,000 shares of our common stock for issuance thereunder. Under such plan, non-employee directors on the Board of Directors would be granted an option to purchase 7,500 shares of our common stock in connection with their respective appointments to our Board. The options granted under the Stock Option Plan for Non-Employee Directors vest equally in 33 1/3% increments on the date of each successive annual meeting during the three-year period following the date of grant.

        At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the 2002 Director Option Plan was approved by our stockholders to replace the Stock Option Plan for Non-Employee Directors. Each current non-employee director who was serving on the Board of Directors immediately following the Annual Meeting of Stockholders commenced on March 26, 2002 and who served on the Board of Directors in any of the last three fiscal years ended March 31, 2001, received a one-time initial "Election" option grant to purchase 12,500 shares of common stock for each of such three previous fiscal years, up to a maximum grant of 37,500 shares of common stock of NEON. Non-employee directors subsequently joining the Board of Directors, whether by appointment or election, receive a one-time initial "Election" option grant to purchase 12,500 shares of common stock under the 2002 Director Option Plan. On December 5, 2002, the Board expanded the Board of Directors from eight members to ten members and appointed David F. Cary and Loretta Cross as directors. On such date, the Board also authorized the issuance of an initial "Election" option grant to purchase 12,500 shares of common stock of NEON to Mr. Cary and Ms. Cross at an exercise price of $2.50 per share. The Election options granted under the 2002 Director Option Plan vests equally in quarterly increments during the three-year period following the date of grant.

        Additionally, all non-employee directors serving on the Board of Directors of NEON immediately following any subsequent annual meeting of stockholders after the adoption of the 2002 Director Option Plan who have served as a director of NEON for at least the preceding six months will receive an "Annual" grant of an option to purchase 12,500 shares of common stock under the 2002 Director Option Plan. The Annual options granted will vest equally in quarterly increments during a two-year period following the date of grant.

        All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors are non-qualified stock options and will remain exercisable for a period of ten years from the date of grant or, if sooner, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors would be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

        All stock options granted pursuant to the 2002 Director Option Plan are and will be nonqualified stock options and will remain exercisable for a period of ten years from the date of grant. If a non-employee director's status as a director terminates for any reason (excluding death and disability), then all options held by him or her under the 2002 Director Option Plan will expire three months following the termination. If the non-employee director's status as a director terminates due to death or disability, then all options held by him or her under the 2002 Director Option Plan expire twelve months following the termination. In the event of any proposed dissolution or liquidation of NEON, any unexercised option would terminate immediately prior to the consummation of such proposed action. In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted for by the successor corporation. If following such assumption or substitution a non-employee director's status as a director terminates other than by his or her voluntary resignation, the option will become fully vested and exercisable. If the successor corporation does not agree to assume or substitute for the option, each option will become fully vested and exercisable for a period of 30 days from the date our Board of Directors notifies the non-employee director of the option's full exercisability, after which the option will terminate.

COMPENSATION COMMITTEE REPORT

        Decisions on compensation of our executive officers generally are made by the Compensation Committee of our Board of Directors. Since July 25, 2003, the members of the Compensation Committee for NEON were Richard Holcomb and Loretta Cross. Ms. Cross has also served as the Chairman of the Compensation Committee since such time. Each member of the current Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to compensation of our executive officers are reviewed by the Board of Directors. Decisions with respect to awards under certain of NEON's employee benefit plans are made solely by the Compensation Committee in order for such awards to satisfy applicable legal and regulatory considerations. Set forth below is a report prepared by Mr. Holcomb and Ms. Cross in their capacity as the Compensation Committee addressing our compensation policies for fiscal 2004 as they affected our executive officers.

        Compensation Philosophy.    In October 2003, the Compensation Committee requested that the Audit Committee authorize KPMG LLP to conduct a compensation study with respect to NEON's compensation of its executive officers as compared to similarly situated officers at similarly situated companies. Upon delivery of the results of the compensation study, the Compensation Committee made recommendations to all of the non-employee, independent members of the Board of Directors, with Mark Cresswell not participating with respect to recommending revised compensation packages for each executive officer. For the fiscal year 2004, the Compensation Committee's executive compensation packages were designed to provide a competitive base salary complemented with competitive bonus programs based on the mid-range results for executives in similarly situated companies for each specific position held by such executive officer as reflected by the compensation study. The packages also included some additional equity incentive awards to reward those executives whose equity compensation fell below the mid-range competitive levels of compensation when compared with similar positions at companies similarly situated as reflected in the compensation study, thus integrating pay and equity compensation with the Company's annual and long-term performance goals and assisting NEON in attracting and retaining qualified executives. Targeted levels of total executive compensation were generally set at levels that the Compensation Committee believed to be consistent with others in NEON's industry as reflected by the compensation study.

        Grant of Stock Awards.    The Compensation Committee endorses the position that stock ownership by management and performance-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and helps to attract and retain these persons, and takes this factor into account in designing the compensation packages of the Company's executive officers. Under our 2002 Stock Plan, NEON may grant non-qualified stock options, stock purchase rights and incentive stock options to employees of NEON and its subsidiaries. Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of the grant. Stock options provide value to the recipients only if and when the market price of NEON's common stock increases above the option grant price. Stock acquired pursuant to a stock purchase right provides value to the recipient if, at the time of its vesting, the market price of NEON's common stock exceeds the recipient's purchase price for the stock.

        Base Salary and Incentive Bonus Compensation.    In addition to stock-based awards in the form of option grants, the Compensation Committee proposes two components of NEON's non-stock-based compensation program. First, executive officers will receive an annual base salary, which is believed to be competitive with the mid-range level for similar positions at similar companies in the industry. Second, executive officers will be eligible to receive an annual bonus comprised of (i) an amount, up to a maximum established amount per year, awarded based upon the executive's meeting and exceeding established performance and other corporate goals set by the Compensation Committee, and/or (ii) an amount equal to a percentage based upon NEON's financial performance. All current bonus awards are based on fiscal year results and are payable annually on the achievement of annual goals or progress in achievement of such goals which is satisfactory to the Board. The Compensation Committee believes these principal components of NEON's compensation plan will be commensurate with others in the industry.

        Fiscal 2004 Chief Executive Officer Compensation.    For the fiscal year ended March 31, 2004, the Compensation Committee considered several factors in establishing Mr. Cresswell's compensation package, including compensation practices in the industry, performance level, contributions toward achievement of strategic goals and NEON's overall financial and operating success. Effective in October 2003, the Compensation Committee and the full Board of Directors approved an executive compensation plan setting Mr. Cresswell's annual compensation at a base salary of $300,000 and authorizing an annual bonus, subject to the satisfactory achievement of individual and company goals, of $150,000. The Compensation Committee determined that such compensation package was commensurate with the policies set forth above for setting the compensation of our principal executive officer and is consistent with similar positions at similar companies in the industry. In June 2004, the Board of Directors promoted Mark Cresswell to the position of Chief Executive Officer. At such time, Mr. Cresswell was awarded a grant of 100,000 additional stock options under the 2002 Stock Plan with standard vesting terms as previously described above. In addition, Mr. Cresswell's target annual bonus was increased to $200,000. No other changes have been made to Mr. Cresswell's compensation plan as of the date of this proxy statement.

        Limit on the Deductibility of Executive Compensation.    In 1993, Congress amended the Internal Revenue Code to add Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation, which qualifies as performance-based compensation, does not have to be taken into account for the purposes of this limitation. The Compensation Committee intends to recommend action in connection with NEON's benefit plans and salary and bonus policies to address this issue if and when circumstances require.

                      Submitted by the Compensation Committee,

                      Loretta Cross, Chairman
                      Richard Holcomb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Since July 25, 2003, the Compensation Committee members have been Richard Holcomb and Loretta Cross. Neither of these directors has served as officer or employees of NEON or any of its subsidiaries prior to or while serving on NEON's Compensation Committee. There are no interlocking directorates involving any of the executive officers or directors of NEON.

BENEFICIAL OWNERSHIP

  Security Ownership of Certain Beneficial Owners and Management

        The percentage of shares owned provided in the table is based on 8,917,227 shares outstanding as of July 21, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of July 21, 2004 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

        The following table sets forth certain information regarding beneficial ownership of our common stock as of July 21, 2004 by:

    •
    each of our directors;
    •
    Mark J. Cresswell, our principal executive officer, and each of the four other most highly compensated individuals who served as our executive officers at fiscal year end;
    •
    all individuals who serve as directors or executive officers as a group; and
    •
    each person who is known by us to own beneficially more than 5% of our common stock.

	Shares Beneficially Owned
Directors, Officers and 5% Stockholders
	Number	Percent(1)
Mark J. Cresswell, President, Chief Executive Officer and a director (2)	137,499	1.5%
Brian D. Helman, Chief Financial Officer (3)	56,250	*
Jonathan Reed, Vice President of Business Development and Channel Sales (4)	99,967	*
Chris Garner, Vice President of Research and Development (5)	33,000	*
Shelby R. Fike, Vice President and General Counsel (6)	23,237	*
Richard Holcomb, director (7)	63,487	*
George H. Ellis, director (8)	40,312	*
David F. Cary, director (9)	11,978	*
Loretta Cross, director (10)	11,978	*
John J. Moores, shareholder (11)	3,649,967	40.9%
All executive officers and directors as a group (10 Persons) (12)	502,708	5.6%

*
Less than 1%
(1)
The percentage of ownership calculations (other than as declared in footnote 15) is based on 8,917,227 shares issued and outstanding on July 21, 2004.
(2)
Includes 137,499 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 21, 2004.
(3)
Includes 56,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.
(4)
Includes 93,717 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 21, 2004.
(5)
Includes 33,000 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 21, 2004.
(6)
Includes 22,737 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.

(7)
Includes 63,487 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.
(8)
Includes 40,312 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.
(9)
Includes 11,978 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.
(10)
Includes 11,978 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004.
(11)
Includes 3,649,967 shares of common stock owned by various family trusts for which Mr. Moores serves as trustee, as to which Mr. Moores disclaims beneficial ownership. Includes 10,000 shares of common stock owned by JMI Services, Inc. Mr. Moores address is c/o JMI, Inc., 12680 High Bluff Dr., Suite 200, San Diego, CA 92130.
(12)
Includes 495,958 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 21, 2004. Does not include shares held by 5% or greater shareholders.

EQUITY COMPENSATION PLAN INFORMATION

        This table sets forth the aggregate number of shares of common stock reserved for issuance under all of the compensation plans previously approved by the stockholders of NEON Systems, Inc. as of March 31, 2004, including (a) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of outstanding options, warrants and rights and (c) the number of securities remaining available for future issuance under equity compensation plans excluding item (a). There are no compensation plans that have not been previously approved by the stockholders of NEON Systems, Inc.

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders	2,589,767	$6.1872	2,765,578
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,589,767	$6.1872	2,765,578

(1)
The 2002 Stock Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares of NEON common stock, (ii) 5% of the outstanding shares of NEON common stock on such date, or (iii) a lesser amount determined by the Board of Directors. The 2002 Director Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 2% of the outstanding shares of NEON common stock on such date, or (ii) a lesser amount as determined by the Board of Directors.

EMPLOYEE STOCK OPTION PLANS

        Under the 1993 Stock Plan (1993 Plan) for the officers and employees of NEON, the Board of Directors authorized the grant of non-qualified incentive stock options to purchase up to 2,600,000 shares of NEON's Common Stock. Such options become exercisable either on the date of grant or in such installments as the grant may specify up to 10 years from the date of grant.

        In January 1999, NEON adopted the 1999 Long-Term Incentive Plan (1999 Plan) that provides for the grant of incentive stock options and non-qualified stock options to purchase NEON common stock, stock appreciation rights, restricted stock and performance units, to key employees of NEON. NEON reserved 2,000,000 shares of its common stock for issuance under the 1999 Plan. In connection with NEON's adoption of the 1999 Plan, NEON has not made any new grants under the 1993 Plan and options previously issued under the 1993 Plan are exercisable in accordance with their terms.

        On January 28, 2002, the Board of Directors adopted the 2002 Stock Plan, and reserved 2,000,000 shares of NEON common stock for issuance under the 2002 Stock Plan plus (a) any shares of NEON common stock that had been reserved but not issued under our 1999 Long-Term Incentive Plan as of the date of stockholder approval of the 2002 Stock Plan, (b) any shares of NEON common stock returned to the 1999 Long-Term Incentive Plan as a result of termination of options or repurchase of shares of NEON common stock issued under the 1999 Long-Term Incentive Plan and (c) annual increases on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares of NEON common stock, (ii) 5% of the outstanding shares of NEON common stock on such date or (iii) a lesser amount determined by our Board of Directors. The 2002 Stock Plan replaces the 1999 Long-Term Incentive Plan. At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the stockholders of NEON approved the 2002 Stock Plan at NEON's Annual Meeting of Stockholders. As of March 31, 2002, no options had been granted pursuant to the 2002 Stock Plan.

        In January 1999, NEON adopted the Stock Option Plan for Non-Employee Directors for compensation of its outside directors and reserved 100,000 shares of its common stock for issuance thereunder. Outside directors joining the Board of Directors were to receive options to purchase 7,500 shares of NEON common stock exercisable at the fair market value of the common stock at the close of business on the date immediately preceding the date of grant (the initial outside directors will be eligible for such grants upon their re-election to the Board of Directors). These annual options would vest equally in 33 1/3% increments over the three-year period from the date of grant. All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors were to be nonqualified stock options and remain exercisable for a period of ten years from the date of grant or, if earlier, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors shall be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

        On January 28, 2002, the Board of Directors adopted the 2002 Director Option Plan. The 2002 Director Option Plan is intended to replace the Stock Option Plan for Non-Employee Directors, which the Board of Directors terminated after approval of the 2002 Director Option Plan. The Board of Directors has reserved a maximum of 250,000 shares of NEON common stock for issuance under the 2002 Director Option Plan plus (a) any shares of NEON common stock which had been reserved but not issued under the Stock Option Plan for Non-Employee Directors as of the date of stockholder approval of the 2002 Director Option Plan, (b) any shares of NEON common stock returned to the Stock Option Plan for Non-Employee Directors as a result of termination of options or repurchase of shares issued under the Stock Option Plan for Non-Employee Directors, and (c) annual increases on the first day of each fiscal year, beginning on April 1, 2003, equal to the lesser of

(i) 2% of the outstanding shares of NEON common stock on such date or (ii) an amount determined by our Board of Directors. At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the stockholders of NEON approved the 2002 Director Option Plan at the NEON Annual Meeting of Stockholders. At the conclusion of the April 5th reconvened Annual Meeting, options to purchase 187,500 of the available 305,000 share option pool were issued as initial options to Non-Employee Directors who had served in any of the previous three fiscal years as previously disclosed in the proxy statement for the fiscal year ended March 31, 2001. On December 5, 2002, the Board authorized the issuance of Initial Options to purchase 12,500 shares of NEON common stock to Loretta Cross and David F. Cary upon their appointment to the Board of Directors on such date.

CERTAIN TRANSACTIONS

        Certain former members of NEON's Board of Directors and certain former executive officers of NEON were shareholders and/or directors in other companies with which NEON had business relationships. Transactions between NEON and these other companies have been described in NEON's previous filings with the Securities Exchange Commission, including its most recent Form 10-K for the fiscal year ended March 31, 2004, which was filed with the Securities Exchange Commission on June 29, 2004. Notwithstanding such disclosures, no current director or executive officer of NEON are shareholders and/or directors or employees of any other companies with which NEON has business relationships.

  Other Directorships

        Some members of our Board of Directors may also serve as officers or directors of other software or computing companies. NEON and such companies, despite each being software companies, are not sufficiently similar in their operations to be competitors. We do not believe that the concurrent service of our directors as officers and/or directors of the entities listed in their biographical descriptions poses potential conflicts of interest.

PERFORMANCE GRAPH

        The following graph compares the annual cumulative total stockholder return on an investment of $100 on March 5, 1999 (the date of the Company's initial public offering) in our common stock, based on the market price of the common stock, with the cumulative total return of a similar investment in companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NEON SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

$100 invested on 3/31/99 in stock or index—
including reinvestment of dividends.
Fiscal year ending March 31.

	3/99	3/00	3/01	3/02	3/03	3/04
NEON SYSTEMS, INC.	100.00	60.00	8.47	14.55	3.71	6.25
NASDAQ STOCK MARKET (U.S.)	100.00	198.27	76.74	80.73	59.17	91.17
NASDAQ COMPUTER & DATA PROCESSING	100.00	179.71	65.58	66.37	47.31	51.08

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of more than ten percent (10%) of any class of equity security registered pursuant to the Securities Act of 1933, as amended, make certain filings with the SEC and the Company. We believe, based on information provided to us by the reporting persons, that during the fiscal year ended March 31, 2004, all directors, officers and ten percent (10%) beneficial owners timely complied with such filing requirements.

CODE OF CONDUCT

        In May 2004, NEON's Board of Directors adopted a Code of Conduct, which applies to the ethical conduct of all employees of NEON. The Code of Conduct was filed as Exhibit 14.1 to NEON's Form 10-K for the fiscal year ended March 31, 2004, which was filed with the Securities Exchange Commission on June 29, 2004. Changes to, or waivers of, the Code of Conduct that apply to the officers or activities of the officers which are covered by the Code of Conduct will be disclosed by NEON on the Investor Relations section of its website at the following address: http://www.neonsys.com.

PROPOSAL II

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected KPMG LLP as NEON's independent registered public accounting firm for the fiscal year ending March 31, 2005. KPMG LLP has audited the NEON's financial statements since its initial public offering in fiscal 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

        The following table presents fees (in thousands) for professional audit services rendered by KPMG LLP for the audit of NEON's annual financial statements for Fiscal 2004 and Fiscal 2003, and fees billed for other services rendered by KPMG LLP.

	2003	2004
Audit Fees	$218	$240
Audit Related Fees(1)	$23	$31
Tax Fees(2)	$104	$70
All Other Fees(3)	$-0-	$19
TOTAL FEES	$345	$360

        (1)   Audit related fees consisted principally of fees for an audit of NEON's 401(k) plan

        (2)   Tax Fees consisted of fees for tax consultation and tax compliance services

        (3)   All other fees consist primarily of fees for an executive compensation benchmark analysis

        The Audit Committee has reviewed the expenditures for non-audit related services and authorized a budgeted amount for such services which are consistent with the amounts and types of services incurred by NEON in the immediately prior fiscal year. All other services outside of this budgeted allocation of pre-authorized services must be approved by formal Audit Committee action.

  Stockholder Ratification and Board Recommendation

        Stockholder ratification of the selection of KPMG LLP as NEON's independent registered public accounting firm is not required by NEON's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of NEON and its stockholders.

        Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting. Abstentions will have the effect of a vote against this proposal to ratify the selection of the independent registered public accounting firm.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

NO INCORPORATION BY REFERENCE; NO SOLICITATION

        In NEON's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing that you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

        This proxy statement is sent to you as part of the proxy materials for the Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of NEON's common stock.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS
Brian D. Helman Chief Financial Officer and Secretary
Dated: July 28, 2004

EXHIBIT A

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 1, 2004, by and between [Executive name] whose mailing address is [Executive Address] (hereinafter "Employee"), and NEON SYSTEMS, INC., a Delaware corporation having its principal office at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478 (hereinafter "Employer").

W I T N E S SE T H:

        This Agreement is made and entered into under the following circumstances:

        (1)   Whereas, Employee has been employed with Employer in various capacities since [Date of First Employment]

        (2)   Whereas Employer desires to set forth the terms of employment for Employee in his position as Employer's [Executive Title]; and

        (2)   Whereas Employee desires, on the terms and conditions stated herein, to agree to the terms of employment hereof.

        NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

        1.     Employment. Employee shall continue his employment under the terms of this Agreement from the date hereof (hereinafter the "Effective Date") and continuing until terminated as provided in Section 7 hereof (hereinafter the "Term of Employment").

        2.     Duties: Employee shall serve as [Executive Title] of Employer. Employee shall serve in such position and perform the duties and functions as are normal and customary to such position as well as any other duties delegated to Employee by the President or the Board of Directors during the Term of Employment. Employee agrees that Employee's employment with Employer shall be the exclusive, full-time employment of Employee.

        3.     Base Compensation and Incentive Compensation. During the Term of Employment, Employee shall be entitled to a monthly base compensation as set forth on Schedule A.1, payable in equal semi-monthly installments in accordance with the normal payroll procedures of Employer. Employee shall be entitled to incentive compensation as set form on Schedule A.2. Such Base Compensation and Incentive Compensation may be changed only by the Employer's Compensation Committee of the Board of Directors or by a vote of the full Board of Directors.

        4.     Status of Employee. The parties expressly acknowledge that Employee, in the performance of services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from all compensation paid to Employee pursuant to this Agreement any sums required by law or any other requirement of any governmental body.

        5.     Vacation/Personal Time. Employee shall be entitled to paid leave for vacation, and illness, as provided on the attached Schedule A.3. Unused holidays and days of vacation may not be carried over from one fiscal year to another, and additional income will not be given for vacation time or holidays not taken during any year. Employer and Employee shall mutually agree on the scheduling of Employee's vacation, holiday and leave time.

        6.     Fringe Benefits. Employer shall provide to Employee, at Employer's expense, the fringe benefits set forth on the attached Schedule B; provided, however, that such Fringe Benefits may be changed from time to time in the discretion of the Employer's Board of Directors if the Board changes the policies regarding Fringe Benefits for all employees of the Employer.

        7.     Termination. Notwithstanding any other provisions of this Agreement, the Term of Employment shall terminate upon:

          a.     the death of Employee; or

          b.     Employee's "disability" (For purposes of this Agreement, the term "disability" shall mean the inability of Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of him hereunder for a period of sixty (60) consecutive days during which sixty (60) day period Employee's compensation hereunder shall continue); or

          c.     thirty (30) days prior written notice from Employer to Employee, without cause, provided that Employer shall pay to Employee as severance compensation a lump sum amount equal to the prior six (6) months' total compensation paid to Employee (provided, however, that in the event that no Incentive Compensation was paid to Employee within the six (6) month period prior to such termination, the pro rata portion of Employee's target Incentive Compensation for the then-current fiscal year shall be included in the computation of the severance compensation); or

          d.     thirty (30) days prior written notice from Employee to Employer; provided, however, that Employer shall have the right to waive such notice period by paying Employee one month severance in lieu of such notice, such right to be exercised by Employer in its sole discretion; or

          e.     at Employer's option, immediately upon the existence of "cause." For purposes of this Agreement, the term "cause" shall be defined as:

    (1)
    willful and continued failure of Employee to substantially perform the duties required of him in this Agreement in a manner satisfactory to Employer, in the sole discretion of a majority of the members of the Board of Directors, exercised in good faith; provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph (1) unless Employer first gives Employee a written notice ("Notice of Deficiency"). The Notice of Deficiency shall specify the deficiencies in Employee's performance of his duties. Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. If Employee does not cure the deficiencies to the reasonable satisfaction of Employer, in Employer's sole reasonable discretion, within such thirty (30) day period, the Employer shall have the right to immediately terminate the Term of Employment and this Agreement. The provisions of this subparagraph (1) may be invoked by Employer any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (1) nor prevent the Employer from issuing any subsequent Notices of Deficiency;
    (2)
    the willful engaging by Employee in misconduct which is materially injurious to Employer or its affiliates, monetarily or otherwise;
    (3)
    any dishonesty by Employee in his dealings with the Employer, the commission of fraud by Employee;
    (4)
    the conviction (or plea of guilty or nolo contendere) of Employee of any felony or other crime involving dishonesty or moral turpitude;
    (5)
    violation of any covenant or restriction contained in Section 11 or Section 12 hereof; or
    (6)
    unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Employer reasonably determines to be adverse to the best interests of the Employer.

        For all purposes of this Agreement, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of Employer or its affiliates.

        Upon termination of this Agreement for any reason, Employee or Employee's estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Employee's death) the compensation provided for in Section 3 hereof (prorated on a daily basis) up to and including the effective date of termination.

        8.     Effects of Termination. Upon termination of this Agreement, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, indemnities and Employee's covenants not to compete (which covenants and agreements shall survive the termination or expiration of this Agreement) and Employer's obligation to provide notice or payment in lieu of notice as described in Section 7(c) above and any obligations arising out of the operation of Section 9 hereof, to the extent applicable. The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Employee specified in the Restrictive Covenants (hereinafter defined), nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

        9.     Accelerated Vesting of Stock Options in Event of Change of Control. If at any time there occurs a Change in Control, as defined herein, of Employer, all stock options conferred upon Employee shall vest immediately, and shall remain exercisable until the date of the expiration of the stock options, notwithstanding anything to the contrary in any stock option plan, agreement or grant. For purposes of this Agreement, a "Change in Control" will be deemed to occur in the following events:

  (i)
  The acquisition in one or more transactions by any "person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than a "Permitted Person," of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of a majority of the combined voting power of the Employer's then outstanding voting securities (the "Voting Securities"); or

  (ii)
  Approval by stockholders of the Employer of (A) a merger or consolidation involving the Employer if the stockholders of the Employer immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or (B) a complete liquidation or dissolution of the Employer or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a majority or more of the then outstanding Voting Securities is acquired by (x) a trustee or other fiduciary holding securities under one or more employee benefits plans maintained by the Employer or any of its subsidiaries; or (y) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition; or (z) a Permitted Person, except that a Change in Control will be deemed to occur if, within any twelve (12) month period following any event described in subparts (x) or (y) or (z) above, Employee's employment is terminated, or his sole reporting relationship is not to the President or the Board of Directors of the Employer, as the case may currently be (or, in the event of any merger or consolidation, to the President or Board of

Directors, as the case may currently be, or other applicable governing body of the resulting corporation or entity), or if Employee is required to share any such reporting relationship, or if the acquisition of the Employer by a Permitted Person is pursuant to such Permitted Person taking the Employer private and results in the delisting of the Employer. For purposes of the preceding sentence, a "Permitted Person" is (i) any Person or group or Related Persons who, as of the date of this Agreement, owns more than twenty percent (20%) of the issued and outstanding Common Stock of the Employer or (ii) any corporation, partnership, limited liability company or other entity the majority of the outstanding equity interests in which are owned by such Person or group of Related Persons. The term "Related Persons", as used in the preceding sentence, shall mean and include each person who is a member of the family of another person, any trust established for the benefit of any one or more of the foregoing persons and any entity the majority of the outstanding equity interests in which are owned by any one or more of the foregoing persons.

        10.   Transition Following Notice of Termination. Following any notice of termination of employment hereunder, whether given by Employer or Employee, Employee will fully cooperate with Employer in all matters relating to the winding up of Employee's pending work on behalf of Employer and the orderly transfer of such work to the other professional employees of Employer. On or after the giving of notice of termination hereunder and during any notice period, Employer will be entitled to such full-time or part-time services of Employee as Employer may reasonably require in accordance with the terms hereof, and Employer will specifically have the right to terminate the active services of Employee at the time such notice is given and to pay to Employee the Severance Amount if such amount is due pursuant to Section 7(c) hereof.

        11.   Territory. In recognition of the existing and potential worldwide Business Activities of Employer, Employer and Employee agree that the terms of this Agreement shall apply to any Prohibited Activities (as defined below) engaged by Employee anywhere in the world including all states and territories of the United Sates of America. Prohibited Activities shall include (without limitation) any activities which would be in breach of the covenants contained in Sections 12 and 13 below.

        12.   Non-Competition. While Employee is employed by Employer and for a period of twelve (12) months after termination or cessation such employment for any reason, Employee shall not, without Employer's prior written consent, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any "business enterprise" (as that term is defined below) (other than in any capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in competition with Employer, (b) conduct a business of the type or character engaged in by Employer at the time of termination or cessation of Employee's employment, or (c) develop, market, sell, and/or distribute products or services competitive with those of Employer. As used herein, the term "business enterprise" shall mean any corporation, partnership, association, sole proprietorship or any other entity competing with Employer or directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Employer.

        13.   Non-Disclosure: Non-Solicitation. Except in the performance of his duties hereunder, at no time during the Term of Employment or for a period of five years thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use of authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of Employer or any information regarding the business methods, business policies, procedures, techniques, or trade secrets, or other knowledge or processes of or developed by Employer (and/or any other Employee or agent of Employer), any affiliate of the Employer, or any entity in which the Employer has an interest, including, without limitation, any secret or confidential information relating to the business, customers, financial position, trade or industrial practices, trade secrets, technology or know-how of the Employer or Employer's affiliates. Moreover, while Employee is employed by Employer and for a period of one year thereafter, Employee shall not directly or in any other capacity, employ any person or hire or contract with, as a consultant or other independent agent or independent contractor, any person or entity (other than Employee) who was employed by or acted as an agent for, consultant to, or independent contractor of the Employer, any affiliate of the Employer, or any entity in which the Employer has an interest, at any time during the Term of Employment; provided that the prohibitions contained in this sentence shall exclude persons or entities not directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold and/or distributed by Employer. In addition, while Employee is employed by Employer and for a continuous period of one (1) year thereafter, Employee shall not personally solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Employer which were contacted, solicited or served by Employee while employed by Employer in connection with products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Employer.

        14.   Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Sections 12 and 13 hereof (hereinafter the "Restrictive Covenants") are reasonable and properly required for the adequate protection of Employer's interest. Employee acknowledges that Employer will provide to Employee confidential information concerning the Employer's and its affiliates' business methods and operating practices in reliance on the covenants contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that if any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employee's business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

        15.   No Remedy At Law. Employee agrees that the remedy at law for any breach by him of the Restrictive Covenants will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer, in addition to any and all other remedies, shall have the right to enjoin Employee from any threatened or actual activities in violation thereof.

        16.   Assignability. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Employer may, at Employer's option and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Employer's assets, but any such assignment shall not relieve Employer of any of its obligations under this Agreement.

        17.   Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail or hand delivered or sent by facsimile, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

        18.   Severability. Each section, subsection and lesser section of this Agreement constitute a separate and distinct undertaking, covenant or provision hereof. If that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

        19.   Waiver. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

        20.   Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representative, legal representatives, and proper successors and assigns, as the case may be.

        21.   Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Houston, Texas, administered by the American Arbitration Association in accordance with its applicable employment arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        22.   Captions. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to limit, define or modify the substantive terms hereof.

        23.   Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

        24.   Costs of Enforcement. If it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

        25.   Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

EMPLOYEE:
[Executive Name]

EMPLOYER:
NEON SYSTEMS, INC. a Delaware Corporation
By:	Brian D. Helman, Chief Financial Officer

SCHEDULE A

COMPENSATION and LEAVE POLICIES

Base Compensation

        Employee shall be paid a base salary of [Executive Salary] ($XXXXXX) per month (annualized salary of XXXXXXX ($XXXXXX})

Incentive Compensation

        Employee shall be eligible for an annual bonus "at target" of [Executive Bonus ($XXXXXXXX) pursuant and subject to the terms of such Employee's Executive Compensation Plan as determined by the Board of Directors from time to time.

Leave

        Employee shall be entitled to leave of three (3) weeks per annum, to be taken in accordance with Employer's regular vacation policies.

SCHEDULE B

BENEFITS

        Insurance—Major Medical, Life Insurance, Disability, Personal, Family and Dependent Coverage and Dental Insurance Coverage on such terms as Employer may establish for all of its employees.

Other Fringe benefits—

ATTACHMENT A TO EXECUTIVE EMPLOYMENT AGREEMENT

Summary of Executive Compensation and Differences in Form

Executive Officer	Salary	Bonus at Target	Other Benefits
1. Mark J. Cresswell	$300,000	$150,000	Relocation Benefits on Termination
2. Brian D. Helman	$180,000	$75,000	Twelve Months Severance
3. Jonathan Reed	$160,000	$100,000
4. Chris Garner	$160,000	$50,000
5. Jerry Paladino	$160,000	$150,000
6. Shelby R. Fike	$160,000	$40,000	Computer and Legal Archive

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
I.	The election of Directors: 01 George H. Ellis; 02 Richard Holcomb; 03 David F. Cary; 04 Loretta Cross; and 05 Mark J. Cresswell	☐	☐	II.	To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2005.	☐	☐	☐
				III.	To transact any other business as may properly come before the meeting or any adjournment thereof.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

        Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/neon		Telephone 1-800-435-6710		Mail Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

14100 Southwest Freeway, Suite 500
Sugar Land, Texas 77478

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2004

Dear Stockholders:

        On Monday, September 20, 2004, NEON Systems, Inc. will hold its annual meeting of stockholders at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas. The meeting will begin at 10:00 a.m., Sugar Land, Texas time.

        Only stockholders that own stock at the close of business on July 21, 2004 can vote at the meeting.

See Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
FOLD AND DETACH HERE

IMPORTANT NOTICE:

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

QuickLinks

NEON SYSTEMS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2004
NEON SYSTEMS, INC.
PROPOSAL I ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
STATEMENT OF CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE(1)
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL OWNERSHIP
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYEE STOCK OPTION PLANS
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF CONDUCT
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NO INCORPORATION BY REFERENCE; NO SOLICITATION
OTHER MATTERS
EXHIBIT A FORM OF EXECUTIVE EMPLOYMENT AGREEMENT EMPLOYMENT AGREEMENT
W I T N E S SE T H
SCHEDULE A COMPENSATION and LEAVE POLICIES
SCHEDULE B BENEFITS
ATTACHMENT A TO EXECUTIVE EMPLOYMENT AGREEMENT Summary of Executive Compensation and Differences in Form